Exhibit 99.1

OSS Appoints Kimberly Sentovich to Board of Directors

ESCONDIDO, Calif. – February 1, 2019 – One Stop Systems, Inc. (Nasdaq: OSS), has appointed Kimberly Sentovich to its board of directors, effective immediately. Following her appointment, the board will be comprised of seven members with four serving as independent directors.

Sentovich brings more than 30 years of operational and senior-level executive experience to OSS across many areas of corporate enterprise, from finance, business development, e-Commerce and IT, to supply chain management, human resources, customer service and public relations. Her executive experience includes multibillion-dollar profit & loss (P&L) responsibility for Fortune 500 companies that include Walmart and The Home Depot.

“We welcome Kim’s deep knowledge and experience gained from serving in senior roles at large corporate enterprises,” said OSS chairman, president and CEO, Steve Cooper. “We look forward to benefiting from her guidance and expertise in business growth and processes as we continue expanding our operations to meet the growing demands for specialized, high-performance computing solutions around the world.”

Sentovich currently serves as a consultant to private equity portfolio companies and retailers in the U.S. and Canada. She was previously senior vice president of operations at Torrid, a retailer of women’s apparel where she oversaw 550 company-owned stores in U.S. and Canada. Earlier, she served as executive vice president of stores and logistics for Gymboree, a retailer of children’s clothes and accessories, where she was responsible for 1,300 company-owned stores in North America.

Before Gymboree, she served in several roles with increasing responsibility at Walmart, including divisional senior vice president of operations. In this position, she had P&L and operations responsibility for the company’s fastest-growing region, with more than 300 stores. She established Walmart’s U.S. Women in Retail Field program and Women in Leadership Conference while serving on Walmart CEO’s Global Council of Women Leaders.

Prior to Walmart, she served The Home Depot in several roles over the span of 15 years, lastly as regional vice president of operations. While serving as The Home Depot’s vice president of merchandizing, she led a doubling of sales in the Expo division to over $1 billion.

“I’m excited to join OSS at this pivotal stage of its growth and as it embarks on a new year,” commented Sentovich, “and especially after a successful IPO last year that supported two significant acquisitions that helped to expand its market and geographic reach. I hope to offer perspectives and insights from my past experiences in terms of building and scaling teams and business processes.”

Sentovich is currently a member of Children’s Hospital of Orange County Board of Directors, and a former chair and current member of the Chief Executive Roundtable, University of California, Irvine.

Sentovich has received multiple awards of excellence and recognition, including the 2016 Orange County Business Journal Women in Business Award and as one of the Top 10 “Women to Watch” by OC Metro Magazine in 2014. She was also named one of the “Women Worth Watching” in 2010 by Profiles in Diversity Journal.

She earned her Bachelor of Arts in Philosophy and Political Science from Bryn Mawr College, and MBA from The Paul Merage School of Business at the University of California, Irvine.

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures high performance compute accelerators, flash storage arrays and customized servers for deep learning, AI, defense, medical, finance and entertainment applications. OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative products offer exceptional performance and unparalleled scalability. OSS products are available directly and through global distributors. For more information, go to www.onestopsystems.com

Forward-Looking Statements

One Stop Systems (OSS) cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation, and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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Katie Rivera

One Stop Systems, Inc.

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